UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 29, 2011

TRANS ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
(Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2011, Trans Energy, Inc.’s board of directors elected three persons to serve as independent directors on our board.  The new directors are Richard L. Starkey, Stephen P. Lucado and Dr. Benjamin H. Thomas.  The appointments will fill the vacancy created by the resignation of James K. Abcouwer in May 2011 and also increase the size of the board from four to seven directors.

Mr. Starkey, 59, has over 33 years of professional legal experience with an emphasis on oil and gas law. Since 1994, Mr. Starkey has practiced law in Parkersburg, West Virginia with an emphasis in oil and gas, real estate and corporate transactions.

Mr. Lucado, 39, has over 16 years of professional financial experience.  He has been associated with various financial companies and has managed investments in the oil and gas and power industries.  Since 2010, Mr. Lucado has served as Senior Managing Director and Founder of Three Oaks Group, specializing in financial advisory to companies in the oil and gas industry.

Dr. Thomas, 56, has over 33 years of professional oil and gas experience serving in various engineering and executive positions.  Since 2000 Dr. Thomas has provided consulting services to the oil and gas industry.  Since 2004, he has been President of Thomas Consulting, LLC that provides consulting services in the areas of reservoir engineering, drilling and production, operations management, reserve reporting, property acquisitions and divestures and expert testimony.  Also, since 2001 Dr. Thomas has been an Associate Professor in the Department of Petroleum Engineering & Geology at Marietta College located in Marietta, Ohio.

Each of the three newly appointed directors will serve on the audit committee, which will be comprised of only these new independent directors.  Mr. Lucado will become chairman of the audit committee.  Each new director will receive 30,000 shares of the company’s restricted common stock, which shares will vest semi-annually over a three year period, 5,000 shares each six-month period commencing on June 30, 2011.  Also, each new director will receive 30,000 stock options for the purchase of our common stock, which options will vest semi-annually over a three year period, 5,000 options each six-month period commencing June 30, 2011.  Mr. Lucado, in consideration for serving as chairman of the audit committee, will receive an additional 30,000 stock options with the same vesting schedule as the other issued options.

There were no understandings or arrangements with any person regarding the appointment of the three new directors and there are no family relationships between any of the new directors and any other officer or director of the company.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01                 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.                           Description

99.1                      Press Release
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: June 29, 2011	By /S/ John G. Corp
John G. Corp
President